Exhibit 99.1
CHP Merger Corp. Announces Pricing of $275 Million Initial Public Offering

SUMMIT, NJ, Nov. 22, 2019 - CHP Merger Corp. (the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its initial public offering of 27,500,000 units at $10.00 per unit.  The Company’s sponsor is an affiliate of Concord Health Partners (“Concord”), a healthcare-focused investment firm with a strategic approach that aligns interests between investors and portfolio companies.

The units will be listed on the Nasdaq (“Nasdaq”) and trade under the ticker symbol “CHPMU” beginning November 22, 2019. Each unit consists of one share of Class A common stock of the Company and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq under the symbols “CHPM” and “CHPMW,” respectively.

The offering is expected to close on November 26, 2019, subject to customary closing conditions.

J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC. are acting as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to 4,125,000 additional units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission (“SEC”) website www.sec.gov or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 866-803-9204,  email: prospectus-eq_fi@jpmchase.com; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com; and Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, email: prospectus@morganstanley.com.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the SEC on November 21, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About CHP Merger Corp.

CHP Merger Corp. is a Special Purpose Acquisition Vehicle formed by an affiliate of Concord Health Partners (“Concord”).  While the Company may pursue an initial business combination in any sector, it intends to focus its search on target businesses in the healthcare or healthcare-related industries in the United States. Concord, a healthcare-focused investment firm with a strategic approach that aligns interests between investors and portfolio companies, is primarily focused on investing in companies that have the potential to enhance the value of care through technologies and solutions that lower costs, improve quality and/or expand access to care.

Contacts
Investor Contact
James Olsen
info@concordhp.com

Media Contact
Steve Bruce / Taylor Ingraham
ASC Advisors
sbruce@ascadvisors.com / tingraham@ascadvisors.com